CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 291 to Registration Statement No. 002-90946 on Form N-1A of our reports dated November 21, 2017, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Municipals Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended September 30, 2017, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 25, 2018

Appendix A
Report Date	Funds
November 21, 2017	Eaton Vance California Municipal Opportunities Fund
November 21, 2017	Eaton Vance Massachusetts Municipal Income Fund
November 21, 2017	Eaton Vance National Municipal Income Fund
November 21, 2017	Eaton Vance New York Municipal Income Fund
November 21, 2017	Eaton Vance Ohio Municipal Income Fund